UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2008

SONIC SOLUTIONS
(Exact name of registrant as specified in its charter)

California	23190	93-0925818
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Rowland Way, Suite 110 Novato, CA		94945
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(415) 893-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 26, 2008, Sonic Solutions (“Sonic”) issued a press release regarding its selected preliminary financial results for the third fiscal quarter ended December 31, 2007. A copy of the press release, dated February 26, 2008, is attached hereto as Exhibit 99.1.

Sonic’s selected preliminary results and guidance may be adjusted as a result of the recently concluded restatement of its historical results for periods ending on or prior to March 31, 2007. As previously announced, on February 1, 2007, Sonic commenced a voluntary review of its historical and current stock option grant practices and related accounting. Sonic has completed its review, and on February 26, 2008, Sonic filed its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2006 and its Annual Report on Form 10-K for the fiscal year ended March 31, 2007 (the "2007 10-K"). The 2007 10-K contains Sonic's restated historical results for specified periods ended on or prior to March 31, 2007 as well as detailed explanations of the voluntary review and restatement, including the conclusions of Sonic’s Audit Committee. Sonic intends to file Quarterly Reports on Form 10-Q for the first fiscal quarter ended June 30, 2007, the second fiscal quarter ended September 30, 2007 and the third fiscal quarter ended December 31, 2007 as soon as possible. Until such quarterly reports are filed, all results and guidance reported today should be considered preliminary because they are presented without taking into account (1) cash and non-cash charges for stock-based compensation expense similar to the charges that were taken in connection with the recent restatement, (2) any other adjustments to either current or previously reported results that may be required in connection with the restatement, and (3) any other adjustments to either current or previously reported results that may be required related to the completion of Sonic's review. The non-GAAP information includes those measures that exclude stock-based compensation costs and/or other expenses that would otherwise be included in the applicable GAAP measures. Further, investors are cautioned that Sonic is unable to provide reconciliations to corresponding U.S. Generally Accepted Accounting Principles (“GAAP”) measures for the non-GAAP information provided in the press release due to the recently concluded options practice and accounting review.

On February 15, 2008, Sonic received, as expected, an additional notice of non-compliance from the Listing Qualifications Staff of The NASDAQ Stock Market (the “Staff”) due to Sonic’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2007 (the “Additional Staff Determination”), as required by NASDAQ Marketplace Rule 4310(c)(14).

As previously announced, Sonic received prior notices of non-compliance from the Staff based upon Sonic's failure to timely file its Quarterly Reports on Form 10-Q for the quarters ended December 31, 2006, June 30, 2007 and September 30, 2007 and its annual report on Form 10-K for its fiscal year ended March 31, 2007, each as required by NASDAQ Marketplace Rule 4310(c)(14) and for failure to solicit proxies and hold an annual meeting for its fiscal year ended March 31, 2006, on or before March 31, 2007 as required by NASDAQ Marketplace Rules 4350(e) and 4350(g), respectively. On January 8, 2008, Sonic received a letter from the Board of Directors of The NASDAQ Stock Market LLC (the "NASDAQ Board") informing Sonic that the NASDAQ Board had issued a decision granting Sonic until March 10, 2008 to file each of its delinquent filings. Sonic's securities will remain listed on The NASDAQ Global Select Market during this period. While Sonic is working diligently to complete all necessary filings and thereby demonstrate compliance with the applicable requirements for continued listing on The NASDAQ Global Select Market, there can be no assurance that Sonic's common stock will remain listed on The NASDAQ Global Select Market beyond the March 10, 2008 deadline established by the NASDAQ Board or that NASDAQ will grant Sonic a further extension if needed.

The information in this Item 2.02 of Form 8-K and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 of Form 8-K and Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

d. Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit	Description

99.1	Press Release of Sonic Solutions dated February 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC SOLUTIONS

By:	/s/ David C. Habiger
Name: David C. Habiger
Title: President and Chief Executive Officer
(Principal Executive Officer)

Date: February 26, 2008